UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2015

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 6, 2015, Foxfields Funding LLC (“Foxfields”), a newly-formed, wholly-owned, financing subsidiary of FS Energy and Power Fund (the “Company”), entered into a senior secured multiple draw term loan facility (the “Fortress Facility”) with Fortress Credit Co LLC as administrative agent (“Fortress”), the lenders from time to time party thereto (“Lenders”) and the other loan parties from time to time party thereto. The Fortress Facility provides for $125,000,000 of term loans (the “Initial Facility Amount”), available to be borrowed during the first year after the closing date (the “Availability Period”), with an option for the Company to request, at one or more times during the first two years after the closing date, that existing or new Lenders, at their election, provide up to $75,000,000 of additional commitments. On the closing date, Foxfields borrowed $40,000,000 of the Initial Facility Amount. Foxfields’ obligations to the Lenders under the facility are secured by a first priority security interest in substantially all of the assets of Foxfields, including its portfolio of assets and the assets of its subsidiaries, subject to certain customary exceptions. In addition, the Company has agreed to guaranty the obligations of Foxfields and grant a first priority lien in favor of Fortress, for the benefit of the Lenders, on the capital stock of Foxfields.

Interest under the Fortress Facility for (i) loans bearing interest by reference to the London Interbank Offered Rate (“LIBOR”) will accrue at a rate equal to LIBOR (subject to a floor of 0.75%) plus 5.00%, and (ii) loans bearing interest by reference to the base rate will accrue at 4.00% plus the greater of: (x) the per annum rate of interest announced, from time to time, within Wells Fargo Bank, National Association at its principal office in San Francisco as its “prime rate,” and (y) 1.75% per annum. Interest is payable quarterly in arrears beginning with the quarter ending March 31, 2016. Foxfields incurred certain customary fees, costs and expenses in connection with obtaining the Fortress Facility. In addition, during the Availability Period, Foxfields will be subject to a commitment fee at a rate equal to 100 basis points on the average daily undrawn Initial Facility Amount. Under certain conditions, Foxfields will also be subject to a prepayment premium if all or any part of the principal balance of the borrowings is prepaid prior to a date that is two years after the closing date.

In connection with the Fortress Facility, Foxfields has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type, including the following financial covenants: (a) the Company’s minimum consolidated shareholders’ equity, as determined in accordance with U.S. generally accepted accounting principles and measured as of each fiscal quarter-end, must be greater than $1.5 billion; (b) the Company must maintain at all times a 200% asset coverage ratio; (c) Foxfields must maintain, as of each quarter-end, an asset coverage ratio of either 300% or 325% depending on the relative composition of its portfolio between debt and equity investments; and (d) the portfolio investments must be issued by not fewer than 10 unrelated obligors at all times, measured as of each quarter-end.

The Fortress Facility contains events of default customary for facilities of this type as described in the loan documentation. Upon the occurrence of an event of default, Fortress, at the instruction or with the consent of the Lenders, may, among other things, (i) during the Availability Period terminate the availability of further funds under the Fortress Facility and (ii) at all times, declare the outstanding advances and all other obligations under the Fortress Facility immediately due and payable. During the continuation of certain events of default, the Company must pay interest at a default rate.

Borrowings of Foxfields will be considered borrowings of the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The foregoing descriptions of the Fortress Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.6 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Term Loan and Security Agreement, dated as of November 6, 2015, by and among Foxfields Funding LLC, Fortress Credit Co LLC, as administrative agent, the lenders from time to time party thereto and the other loan parties from time to time party thereto.
10.2	Contribution Agreement, dated as of November 6, 2015, by and between FS Energy and Power Fund and Foxfields Funding LLC.
10.3	Investment Management Agreement, dated as of November 6, 2015, by and between FS Energy and Power Fund and Foxfields Funding LLC.
10.4	Securities Account Control Agreement, dated as of November 6, 2015, by and among Foxfields Funding LLC, Fortress Credit Co LLC, as administrative agent, and State Street Bank and Trust Company.
10.5	Guaranty, dated as of November 6, 2015, by and between FS Energy and Power Fund and Fortress Credit Co LLC.
10.6	Pledge Agreement, dated as of November 6, 2015, by and between FS Energy and Power Fund and Fortress Credit Co LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	November 12, 2015	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Term Loan and Security Agreement, dated as of November 6, 2015, by and among Foxfields Funding LLC, Fortress Credit Co LLC, as administrative agent, the lenders from time to time party thereto and the other loan parties from time to time party thereto.
10.2	Contribution Agreement, dated as of November 6, 2015, by and between FS Energy and Power Fund and Foxfields Funding LLC.
10.3	Investment Management Agreement, dated as of November 6, 2015, by and between FS Energy and Power Fund and Foxfields Funding LLC.
10.4	Securities Account Control Agreement, dated as of November 6, 2015, by and among Foxfields Funding LLC, Fortress Credit Co LLC, as administrative agent, and State Street Bank and Trust Company.
10.5	Guaranty, dated as of November 6, 2015, by and between FS Energy and Power Fund and Fortress Credit Co LLC.
10.6	Pledge Agreement, dated as of November 6, 2015, by and between FS Energy and Power Fund and Fortress Credit Co LLC.